                                                                    EXHIBIT 10.3

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of January 22, 2002 by and between divine, inc., a Delaware corporation ("divine"), and those Persons set forth on the Schedule of Holders hereto who become a party hereto (collectively, the "Holders" and individually, a "Holder").

                                    RECITALS

         WHEREAS, pursuant to that certain Subscription Agreement, dated as of the date hereof, by and between divine and Wirecomm Systems Inc. ("Wirecomm"), an Ontario corporation (the "Purchase Agreement"), the other documents and instruments referred to therein, and consummation of the transactions contemplated thereby, each of the Holders is acquiring shares of the class A common stock, $0.001 par value per share, of divine (the "Common Stock").

         WHEREAS, in order to induce the Holders to enter into the Purchase Agreement and the other agreements contemplated thereby, divine has agreed to provide the Holders the registration rights set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

1. DEFINITIONS. Capitalized terms not defined herein shall have the meaning attributed to them in the Purchase Agreement. As used in this Agreement,

         "Commission" means the United States Securities and Exchange Commission or any successor thereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, as the same shall be in effect from time to time.

         "Holder Registrable Shares" means the shares of Common Stock issued to the Holders pursuant to the Purchase Agreement and then outstanding, including any Common Stock or other security issued or issuable with respect to such Common Stock by reason of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization of divine; provided, however, that Holder Registrable Shares shall not include (a) any shares that have been disposed of pursuant to an effective registration statement under the Securities Act, (b) any shares that have been sold pursuant to Rule 144, or (c) with respect to any individual Holder, any shares held by that Holder when the entire amount of then outstanding Holder Registrable Shares held by that Holder may be sold within a three-month period pursuant to Rule 144.

         "Person" means an individual, corporation, partnership, limited liability company, limited partnership, syndicate, person (including, without limitation, a "Person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, or entity or government, political subdivision, agency or instrumentality of a government.



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         "Public Offering" means any offering by divine of its equity securities to the public pursuant to an effective registration statement under the Securities Act.

         "Rule 144" means Rule 144 (including Rule 144(k)) of the Commission under the Securities Act or any similar provision then in force under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, as the same shall be in effect from time to time.

2. REQUIRED REGISTRATION. As soon as practicable after the Closing (as defined in the Purchase Agreement), but not more than 30 days thereafter, divine shall file a registration statement on Form S-3 to register all of the Holder Registrable Shares (the "Shelf Registration"). Divine shall use its reasonable best efforts to cause such Shelf Registration to be deemed effective as soon as possible and shall maintain the effectiveness of the Shelf Registration until such time as divine reasonably determines that the Holders will be eligible to sell all of the Holder Registrable Shares then owned by the Holders without the need for continued registration of the Holder Registrable Shares in the three-month period immediately following the termination of the effectiveness of the Shelf Registration. Divine's obligations contained in this Section 2 shall terminate on the second anniversary of the date on which the Holder Registrable Shares are issued. Notwithstanding the foregoing, divine may delay filing the Shelf Registration, and may withhold efforts to cause the Shelf Registration to become effective, if divine determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by divine (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations of divine. In no event shall divine be entitled to so delay the filing of the Shelf Registration, or withhold efforts to cause the Shelf Registration to become effective, for a period of more than 45 days. If, after the Shelf Registration becomes effective, divine advises the Holders that divine considers it appropriate for the Shelf Registration to be amended, the Holders shall suspend any further sales of their registered shares until divine advises them that an amendment to the Shelf Registration has been declared effective.

3.       REGISTRATION PROCEDURES.

         (a) Divine shall keep each Holder advised in writing as to the initiation of the Shelf Registration and as to the completion thereof. In addition, divine shall at its own expense:

             (i) prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to keep such registration effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during such period;

             (ii) update, correct, amend, and supplement such registration as necessary;

             (iii) notify the Holders when the Shelf Registration is declared effective by the SEC and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto, as the Holders may reasonably request from time to time;


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                  (iv)   register or qualify the Holder Registrable Shares under
such other securities or blue sky laws of such jurisdictions of the United
States as the Holders may reasonably request to enable it to consummate the disposition in such jurisdiction of the Holder Registrable Shares (provided that divine will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (ii) consent to general service of process in any such jurisdiction);

                  (v) notify the Holders at any time when a prospectus relating to the Holder Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and at the request of the Holders, divine will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading (and such Holders shall suspend the use of the prospectus until the requisite changes thereto have been made);

                  (vi) cause all Holder Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by divine are then listed or quoted and obtain all necessary approvals for trading thereon;

                  (vii) provide a transfer agent and registrar for all such Holder Registrable Shares not later than the effective date of such registration statement;

                  (viii) enter into such customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Holder Registrable Shares;

                  (ix) make available for inspection by any attorney, accountant, or other agent retained by any such seller, all financial and other records, pertinent corporate documents, and properties of divine, and cause divine's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, attorney, accountant, or agent in connection with such registration statement; and

                  (x) advise each seller of such Holder Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of: (A) the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, (B) the initiation or threatening of any proceeding for such purpose, or (C) any notice from Nasdaq or any other exchange on which divine's shares are traded that such shares are subject to a delisting proceeding, and promptly use its reasonable efforts to prevent the issuance of any such stop order, or to obtain its withdrawal if any such stop order shall be issued or such proceeding be initiated (and, if such stop order shall be issued, or such shares be delisted, such sellers shall suspend the use of the prospectus until it shall be withdrawn).

         (b) Except as required by law, all expenses incurred by divine in complying with this Section 3, including but not limited to, all registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel and accountants for divine, and blue sky fees and


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expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration pursuant to this Section 3 shall be borne by divine. All discounts and selling commissions applicable to a sale incurred in connection with any registration of Holder Registrable Shares and the legal fees and other expenses of any Holder shall be borne by that Holder.

         (c) Notwithstanding any provision of this Section 3 to the contrary, divine shall not be required to amend the Shelf Registration or amend or supplement a prospectus if (i) such amendment of supplement would require divine to disclose a material financing, acquisition, or other transaction then being pursued by divine and the Board of Directors of divine shall determine in good faith that such disclosure is not in the best interests of divine or would interfere with such transaction or (ii) divine shall determine in good faith that there is a valid business purpose or reason for suspending the use of such prospectus in accordance with Section 3(a)(v) hereof instead of making such amendment or supplement. Divine shall not be permitted, however, to defer any such amendment, supplement, or use of the Shelf Registration, or the prospectus included in the Shelf Registration, pursuant to this Section 3(d) for a period of more than 45 days per year.

4. FURTHER INFORMATION. Each Holder shall furnish divine with such information regarding such Holder as divine may reasonably request and as shall be required in connection with the Shelf Registration and each Holder shall indemnify divine with respect thereto in accordance with Section 5 of this Agreement.

5.       INDEMNIFICATION.

         5.1 BY DIVINE. Divine agrees to indemnify, to the extent permitted by law, each holder of Holder Registrable Shares, its managers, officers, and directors, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (including without limitation, attorneys' fees) ("Liabilities") caused by any untrue or alleged untrue statement of material fact contained in the Shelf Registration statement or the prospectus or preliminary prospectus included in the Shelf Registration, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to divine by such holder expressly for use therein or by such holder's failure to deliver a copy of the Shelf Registration, or any prospectus included in the Shelf Registration, or any amendments or supplements thereto after divine has furnished such holder with a sufficient number of copies of the same. The payments required by this Section 5.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

         5.2 BY EACH HOLDER. Each holder of Holder Registrable Shares shall furnish to divine in writing such information and affidavits as divine reasonably requests for use in connection with the Shelf Registration and any prospectus included in the Shelf Registration, and, to the extent permitted by law, shall indemnify divine, its directors and officers, and each Person who controls divine (within the meaning of the Securities Act) against any Liabilities resulting from any untrue or alleged untrue statement of material fact contained in the Shelf


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Registration, any prospectus or preliminary prospectus included in the Shelf
Registration, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in such registration or prospectus; provided that the obligation to indemnify under this Section 5.2 or to contribute under Section 5.4 below will be several, not joint and several, among such holders of Holder Registrable Shares, and the liability of each such holder of Holder Registrable Shares under this Section 5.2 and under Section 5.4 shall be limited to the net amount received by such holder from the sale of Holder Registrable Shares pursuant to the Shelf Registration.

         5.3 PROCEDURE. Any Person entitled to indemnification hereunder shall
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         5.4 CONTRIBUTION. To the extent any indemnification by an indemnifying party provided for in this Section 5 is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph; provided that the limits in the final proviso of Section 5.2 shall apply to this
Section 5.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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         5.5 OTHER INDEMNIFICATION PROVISIONS. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any offering under the Shelf Registration which is underwritten unless divine consents, in its sole discretion, to such an offering and such Holder (a) agrees to sell its Holder Registrable Shares on the basis provided in any underwriting arrangements approved by divine or any other Person or Persons entitled to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements. Each Holder agrees that, upon receipt of any notice from divine of the happening of any event of the kind described in Section 3(a)(v) above, such Person will forthwith discontinue the disposition of its Holder Registrable Shares pursuant to the Shelf Registration until such Holder's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 3(a)(v).

7. HOLDBACK AGREEMENTS. Each holder of Holder Registrable Shares agrees not to effect any public sale or distribution of equity securities of divine, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to the effective date of any underwritten Public Offering (except as part of such underwritten registration), unless the underwriters managing the Public Offering otherwise agree to a shorter period and unless any of the directors and/or officers, of divine are subject to a shorter period.

8.       MISCELLANEOUS.

         8.1 OTHER REGISTRATION RIGHTS. Divine may hereafter grant to any Person or Persons the right to request divine to register any equity securities of divine, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of the Holder Registrable Shares.

         8.2 ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights of any Holder under this Agreement with respect to any Holder Registrable Shares may be assigned to any Person who acquires such Holder Registrable Shares; provided that (a) the assigning Holder shall give divine written notice at or prior to the time of such assignment stating the name and address of the assignee and identifying the shares with respect to which the rights under this Agreement are being assigned; (b) such assignee shall agree in writing, in form and substance reasonably satisfactory to divine, to be bound as a Holder by the provisions of this Agreement; and (c) immediately following such assignment the further disposition of such securities by such assignee is restricted under the Securities Act.

         8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, whether so expressed or not.


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         8.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         8.5 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of, and shall not be utilized in interpreting, this Agreement.

         8.6 NOTICES. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to divine, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

             If to divine, to:

                    divine, inc.
                    1301 North Elston Avenue
                    Chicago, Illinois 60622
                    Attention:  General Counsel

             with a copy to:

                    Bell, Boyd & Lloyd LLC
                    70 West Madison Street
                    Suite 3300
                    Chicago, Illinois 60601
                    Attention:  D. Mark McMillan, Esq.

             If to the Holders of Holder Registrable Shares, to the addresses set forth in the stock records of divine.

         8.7 GOVERNING LAW. All questions concerning the construction, validity, and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Illinois applicable to contracts made and wholly to be performed in that state.

         8.8 AMENDMENTS AND WAIVERS. The provisions of this Agreement may be amended upon the written agreement of divine and the holder or holders of a majority of the Holder Registrable Shares. Any waiver, permit, consent, or approval of any kind or character on the part of any holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.


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         8.9 FINAL AGREEMENT. This Agreement, constitutes the complete and final agreement of the parties concerning the matters referred to herein and supersedes all prior agreements and understandings.

         8.10 EXECUTION. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         8.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGES FOLLOWS]


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         IN WITNESS WHEREOF, divine has executed this Agreement as of the date first set forth above.

                                divine, inc.



                                By:      /s/ Jude M. Sullivan
                                   --------------------------------------------
                                Name:    Jude M. Sullivan
                                Title:   Senior Vice President and General
                                         Counsel


                                Holder:  Wirecomm Systems Inc.


                                By:      /s/ Authorized Signatory
                                   --------------------------------------------
                                Name:
                                       ----------------------------------------
                                Title:
                                        ---------------------------------------


                                Holder:  Launchworks Inc.


                                By:      /s/ Authorized Signatory
                                   --------------------------------------------
                                Name:
                                       ----------------------------------------
                                Title:
                                        ---------------------------------------





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                               SCHEDULE OF HOLDERS

NAME                                                 ADDRESS
----                                                 -------

Wirecomm Systems Inc.                                46 Wellington Street East
                                                     Aurora Ontario  L4G 1H5

Launchworks Inc.                                     1902J - 11th Street S.E.
                                                     Calgary, Alberta  T2G 3G2

                                  DIVINE, INC.

                           COUNTERPART SIGNATURE PAGE
                                       TO
                          REGISTRATION RIGHTS AGREEMENT


         The undersigned hereby executes the Registration Rights Agreement by and among divine, inc. ("divine") and certain persons who own issued and outstanding shares of Common Stock of divine and hereby authorizes this signature page to be attached as a counterpart of such document executed by divine. The undersigned hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Registration Rights Agreement.

Dated:                     , 2002
        --------------- ---


                                             ----------------------------------
                                             (Signature)

                                             ----------------------------------
                                             (Print Name of Holder)